SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT — July 3, 2008
(Date of Earliest Event Reported)
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13696

Ohio	31-1056105

(State of Incorporation)	(I.R.S. Employer
Identification No.)

221 East Fourth Street, Cincinnati, Ohio	45202

(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (513) 397-9900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
     Arrangements of Certain Officers.
On July 3, 2008, the Board of Directors of Cincinnati Bell Inc. (the “Company”) promoted Brian A. Ross to the position of Chief Operating Officer to fill that position which had been vacant since Rodney D. Dir resigned from that position effective as of October 31, 2007. Mr. Ross, age 50, has served as Chief Financial Officer of the Company since 2004, and previously served as Senior Vice President of Finance and Accounting of the Company in 2003, Vice President of Finance and Accounting of the Company’s Cincinnati-based operating subsidiaries from 2001 to 2003, and Vice President of Finance and Accounting of Cincinnati Bell Wireless, a wholly-owned subsidiary of the Company from 1999 to 2001.
In connection with Mr. Ross’ appointment as Chief Operating Officer, the Company increased Mr. Ross’ base salary from $375,000 to $425,000 per year. Mr. Ross’ target bonus remains at 100% of base salary.
On July 3, 2008, the Board of Directors of the Company appointed Gary J. Wojtaszek to the position of Chief Financial Officer to replace Mr. Ross who was promoted from that position effective as of July 3, 2008 as discussed above. Mr. Wojtaszek, age 42, most recently served as the senior vice president, treasurer, and chief accounting officer for the Laureate Education Corporation in Baltimore, Maryland, where he was responsible for global controller and treasurer functions. Prior to that, he was the vice president of finance and principal accounting officer for Agere Systems Inc., a leading manufacturer of integrated circuits used in telecommunications and networking equipment, hard-disk drives, and other devices. Wojtaszek holds a bachelor’s degree in economics and history from Rutgers University and a master’s degree in finance and accounting from Columbia University.
In connection with Mr. Wojtaszek’s appointment as Chief Financial Officer, the Company entered into an Employment Agreement (the “Agreement”) with Mr. Wojtaszek on July 3, 2008. Mr. Wojtaszek’s Agreement, which has an Effective Date of August 1, 2008, provides for the employment and retention of Mr. Wojtaszek as Chief Financial Officer, reporting to the President and Chief Executive Officer, for a one-year term subject to automatic one-year extensions. Mr. Wojtaszek’s Agreement provides for a minimum base salary of $350,000 per year and a minimum bonus target of $350,000 per year. In addition, upon commencement of employment, Mr. Wojtaszek will receive a signing bonus of $100,000 and 200,000 stock options with an exercise price equal to the closing price of the Company’s common stock on August 1, 2008. Mr. Wojtaszek will also be eligible for long term incentive awards under the Company’s 2007 Long Term Incentive Plan and/or any similar plan made available to the Company’s executives. The foregoing summary of the Agreement is qualified in its entirety by the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
The Company issued a press release with respect to these matters on July 10, 2008, a copy of which is attached hereto as Exhibit 10.2.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:
10.1	Employment Agreement entered into by and between the Company and Gary J. Wojtaszek on July 3, 2008.

10.2	Press Release dated July 10, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

Date: July 10, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Agreement entered into by and between the Company and Gary J. Wojtaszek on July 3, 2008.

10.2	Press Release dated July 10, 2008.